Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter

2014 Financial Results

ATLANTA, April 28, 2014 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of accounts payable recovery audit services and the pioneer in Profit Discovery™, today announced its unaudited financial results for the first quarter ended March 31, 2014.

Consolidated revenue for the first quarter of 2014 was $37.9 million compared to $45.1 million in the same prior year period, a decrease of 16.0%. After adjusting for changes in foreign exchange rates, consolidated revenue for the first quarter of 2014 decreased 15.3% compared to the same period in 2013. Beginning with the first quarter of 2014, the former New Services segment is now being reported as two segments: Adjacent Services, which were formerly referred to as Profit Optimization services, and Healthcare Claims Recovery Audit services.

Recovery Audit Services – Americas revenue for the first quarter of 2014 was $24.8 million compared to $26.2 million in the same period in the prior year, a decrease of 5.5%. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services – Americas revenue decreased 3.3% compared to 2013. The decrease in revenue was primarily attributable to the delay of several large claims and a delayed audit start in a large legacy client.

Recovery Audit Services – Europe/Asia-Pacific revenue for the first quarter of 2014 was $9.7 million compared to $11.0 million in the same period in the prior year, a decrease of 11.9%. On a constant dollar basis, adjusted for changes in foreign exchange rates, Recovery Audit Services – Europe/Asia-Pacific revenue decreased 14.6% compared to 2013. Similar to the Americas, the revenue decline was primarily attributable to claim delays at a significant client.

Adjacent Services revenue for the first quarter of 2014 was $2.3 million compared to $3.9 million in the same period in the prior year, a decrease of 42.1%. The decrease in revenue was due to a weak backlog coming into 2014 compared to 2013.

Healthcare Claims Recovery Audit Services revenue for the first quarter of 2014 was $1.1 million compared to $3.9 million in the same period in the prior year, a decrease of 71.3%. Healthcare Claims Recovery Audit Services consist primarily of services provided under subcontracts related to the Medicare RAC program. The decrease in revenue was primarily attributable to the reduced scope of the current Medicare RAC program.

Adjusted EBITDA for the first quarter of 2014 was $0.5 million compared to $3.6 million of Adjusted EBITDA for the same period in 2013, a decline of $3.1 million. The reduction in Adjusted EBITDA included a decline in Healthcare Claims Recovery Audit Services Adjusted EBITDA of $1.3 million and a decline in Adjacent Services Adjusted EBITDA of $1.2 million. Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT (earnings before interest and taxes), EBITDA and Adjusted EBITDA.

Net loss for the first quarter of 2014 was $(3.7) million, or $(0.12) per basic and diluted share, compared to a net loss of $(0.5) million, or $(0.02) per basic and diluted share, for the same period in 2013. Net cash provided by operating activities for the first quarter of 2014 was $2.9 million compared to $0.8 million in the first quarter of 2013.

“While our first quarter results were disappointing, they were not unexpected. These results reflect the anticipated declines in the Healthcare Claims Recovery Audit and Adjacent Services segments. On a positive note, our core recovery audit business remains solid, although Q1 results were negatively impacted by several timing delays which we expect to be fully resolved by the end of 2014,” said Ron Stewart, president and chief executive officer. “Additionally, I am pleased we were able to reduce our operating expenses by over $4.0 million in the quarter compared to last year.”

“We are now fully engaged with the implementation of our revised strategy. Our “Blue Chip” client list and attractive value proposition, coupled with the most talented team in the industry and an unmatched global footprint, affirms my confidence in PRGX. I am confident we have built a solid business platform from which to achieve sustainable profitability,” concluded Mr. Stewart.

At March 31, 2014, the Company had unrestricted cash and cash equivalents of $45.7 million, no borrowings against its revolving credit facility, and no bank debt outstanding.

First Quarter Earnings Call

As previously announced, management will hold a conference call tomorrow morning at 8:30 AM (Eastern time) to discuss the Company’s first quarter 2014 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 29060487.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2014. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of accounts payable recovery audit services. With over 1,600 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 20 global retailers. PRGX is also pioneering Profit Discovery, a unique combination of audit, analytics and advisory services that improves client financial performance. For additional information, please visit PRGX at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, anticipated plans and financial results for the remainder of 2014, the strength of the Company’s core recovery audit business, the Company’s decision to withdraw from the Medicare RAC rebid process, the long term business objectives for the Company, including its Healthcare Claims Recovery Audit business and its Adjacent Services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs and the effects of the Company’s decision to withdraw from the Medicare RAC rebid process, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 14, 2014. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net loss to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Revenue	$37,901	$45,101
Operating expenses:
Cost of revenue	27,467	30,184
Selling, general and administrative expenses	11,341	11,934
Depreciation of property and equipment	1,682	2,008
Amortization of intangible assets	903	1,276

Total operating expenses	41,393	45,402

Operating loss	(3,492)	(301)

Foreign currency transaction (gains) losses on short-term intercompany balances	15	357
Interest expense (income), net	54	(217)

Loss before income taxes	(3,561)	(441)

Income tax expense	113	56

Net loss	$(3,674)	$(497)

Basic earnings (loss) per common share	$(0.12)	$(0.02)

Diluted earnings (loss) per common share	$(0.12)	$(0.02)

Weighted average common shares outstanding:
Basic	30,159	28,770

Diluted	30,159	28,770

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$45,697	$43,700
Restricted cash	126	57
Receivables:
Contract receivables, net	31,411	38,079
Employee advances and miscellaneous receivables, net	1,703	2,242

Total receivables	33,114	40,321

Prepaid expenses and other current assets	3,814	3,917

Total current assets	82,751	87,995

Property and equipment, net	13,190	13,994
Goodwill	13,691	13,686
Intangible assets, net	12,693	13,582
Deferred income taxes	1,690	1,701
Other assets	1,379	1,871

Total assets	$125,394	$132,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,640	$10,809
Accrued payroll and related expenses	13,991	15,415
Refund liabilities and deferred revenue	7,875	8,109
Business acquisition obligations	—	3,156

Total current liabilities	29,506	37,489
Other long-term liabilities	1,421	1,512

Total liabilities	30,927	39,001

Shareholders’ equity:
Common stock	301	294
Additional paid-in capital	609,182	604,806
Accumulated deficit	(517,060)	(513,386)
Accumulated other comprehensive income	2,044	2,114

Total shareholders’ equity	94,467	93,828

Total liabilities and shareholders’ equity	$125,394	$132,829

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Loss to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net loss	$(3,674)	$(497)
Income tax expense	113	56
Interest expense (income), net	54	(217)

EBIT	(3,507)	(658)
Depreciation of property and equipment	1,682	2,008
Amortization of intangible assets	903	1,276

EBITDA	(922)	2,626
Foreign currency transaction (gains) losses on short-term intercompany balances	15	357
Acquisition-related charges (benefits)	19	(666)
Transformation severance and related expenses	385	—
Stock-based compensation	1,021	1,318

Adjusted EBITDA	$518	$3,635

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,674)	$(497)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,585	3,284
Amortization of deferred debt costs	16	46
Stock-based compensation expense	1,021	1,318
Foreign currency transaction (gains) losses on short-term intercompany balances	15	357
Decrease in receivables	7,232	6,670
Decrease in accounts payable, accrued payroll and other accrued expenses	(4,983)	(9,338)
Other, primarily changes in assets and liabilities	700	(991)

Net cash provided by operating activities	2,912	849

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(844)	(2,207)

Net cash used in investing activities	(844)	(2,207)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	4,118
Other, net	80	(2,500)

Net cash provided by financing activities	80	1,618

Effect of exchange rates on cash and cash equivalents	(151)	(279)

Net increase (decrease) in cash and cash equivalents	1,997	(19)
Cash and cash equivalents at beginning of period	43,700	37,806

Cash and cash equivalents at end of period	$45,697	$37,787

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013	Change
Revenue
Recovery Audit Services - Americas	$24,798	$26,242	$(1,444)
Recovery Audit Services - Europe/Asia-Pacific	9,702	11,017	(1,315)
Adjacent Services	2,283	3,943	(1,660)
Healthcare Claims Recovery Audit Services	1,118	3,899	(2,781)

Total	$37,901	$45,101	$(7,200)

Cost of revenue
Recovery Audit Services - Americas	$14,635	$14,350	$(285)
Recovery Audit Services - Europe/Asia-Pacific	7,417	9,022	1,605
Adjacent Services	3,035	3,200	165
Healthcare Claims Recovery Audit Services	2,380	3,612	1,232

Total	$27,467	$30,184	$2,717

Selling, general and administrative expenses
Recovery Audit Services - Americas	$4,213	$4,320	$107
Recovery Audit Services - Europe/Asia-Pacific	1,804	740	(1,064)
Adjacent Services	566	717	151
Healthcare Claims Recovery Audit Services	624	764	140
Corporate	4,134	5,393	1,259

Total	$11,341	$11,934	$593

Depreciation of property and equipment
Recovery Audit Services - Americas	$1,256	$1,368	$112
Recovery Audit Services - Europe/Asia-Pacific	146	112	(34)
Adjacent Services	160	155	(5)
Healthcare Claims Recovery Audit Services	120	373	253

Total	$1,682	$2,008	$326

Amortization of intangible assets
Recovery Audit Services - Americas	$500	$698	$198
Recovery Audit Services - Europe/Asia-Pacific	307	396	89
Adjacent Services	96	182	86

Total	$903	$1,276	$373

Operating income (loss)
Recovery Audit Services - Americas	$4,194	$5,506	$(1,312)
Recovery Audit Services - Europe/Asia-Pacific	28	747	(719)
Adjacent Services	(1,574)	(311)	(1,263)
Healthcare Claims Recovery Audit Services	(2,006)	(850)	(1,156)
Corporate	(4,134)	(5,393)	1,259

Total	$(3,492)	$(301)	$(3,191)

Adjusted EBITDA
Recovery Audit Services - Americas	$5,958	$7,582	$(1,624)
Recovery Audit Services - Europe/Asia-Pacific	560	523	37
Adjacent Services	(1,156)	82	(1,238)
Healthcare Claims Recovery Audit Services	(1,731)	(477)	(1,254)
Corporate	(3,113)	(4,075)	962

Total	$518	$3,635	$(3,117)

*	The Recovery Audit Services - Americas segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in Europe, Asia and the Pacific region. The Adjacent Services segment (formerly known as Profit Optimization services) represents data transformation and financial advisory services. The Healthcare Claims Recovery Audit Services segment represents recovery audit services for healthcare claims, which consist primarily of services provided under subcontracts related to the Medicare Recovery Audit Contractor program.